Exhibit 99.1

RealPage Reports Fourth Quarter and Full Year 2018 Financial Results

RICHARDSON, Texas--(BUSINESS WIRE)--February 25, 2019--RealPage, Inc. (NASDAQ:RP), a leading global provider of software and data analytics to the real estate industry, today announced financial results for the fourth quarter and year ended December 31, 2018.

Fourth Quarter 2018 Financial Highlights

  GAAP total revenue of $227.0 million, an increase of 21% year-over-year;
  Net income of $6.3 million, or $0.07 in net income per diluted share, a year-over-year increase of 130% and 127%, respectively;
  Adjusted EBITDA of $60.8 million, an increase of 30% year-over-year; and
  Non-GAAP net income of $36.6 million, or $0.39 in non-GAAP net income per diluted share, a year-over-year increase of 68% and 50%, respectively.

Full Year 2018 Financial Highlights

  GAAP total revenue of $869.5 million, an increase of 30% year-over-year;
  Net income of $34.7 million, or $0.38 in net income per diluted share, exhibiting significant year-over-year growth;
  Adjusted EBITDA of $231.2 million, an increase of 41% year-over-year; and
  Non-GAAP net income of $135.5 million, or $1.51 in non-GAAP net income per diluted share, a year-over-year increase of 78% and 62%, respectively.

Comments on the News

“Our 2018 financial performance was impressive,” said Steve Winn, Chairman and CEO of RealPage. “The strong financial performance reflects continued execution of our strategy to emphasize strategic platform sales over the sales of individual products. Our new Unity Platform makes this much easier and we are experiencing significant success with suite sales achieving another record high new sales bookings level for the fourth quarter and the full year.”

“2018 financial performance exhibited another year of strong growth as total revenue grew 30%, while adjusted EBITDA and cash flow from operations each grew significantly,” said Tom Ernst, CFO and Treasurer of RealPage. “I’m excited by our future and the caliber of the team here at RealPage. Three areas of focus for 2019 will be to further embed data driven science into all of our products and internal processes, refine our growing capabilities in curating the innovation lifecycle and simplify internal processes across the company to reduce the time from the sale of a suite to the full deployment of that suite.”

2019 Financial Outlook

RealPage management expects to achieve the following results during the first quarter ending March 31, 2019:

  GAAP total revenue is expected to be in the range of $232.8 million to $234.8 million;
  GAAP net income per diluted share is expected to be in the range of $0.09 to $0.11;
  Non-GAAP total revenue is expected to be in the range of $233.0 million to $235.0 million;
  Adjusted EBITDA is expected to be in the range of $64.0 million to $66.0 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.39 to $0.41;
  Non-GAAP diluted weighted average shares outstanding are expected to be approximately 93.9 million.

RealPage management expects to achieve the following results during the calendar year ending December 31, 2019:

  GAAP total revenue is expected to be in the range of $980.0 million to $1.0 billion;
  GAAP net income per diluted share is expected to be in the range of $0.45 to $0.55;
  Non-GAAP total revenue is expected to be in the range of $980.0 million to $1.0 billion;
  Adjusted EBITDA is expected to be in the range of $275.0 million to $285.0 million;
  Non-GAAP net income per diluted share is expected to be in the range of $1.70 to $1.79;
  Non-GAAP diluted weighted average shares outstanding are expected to be approximately 94.5 million.

Conference Call Information; Presentation Slides

The Company will host a conference call at 5:00 p.m. EDT today to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast and view presentation slides at https://78449.themediaframe.com/dataconf/productusers/rlpg/mediaframe/28931/indexl.html. In addition, a live dial-in is available domestically at 877-407-9128 and internationally at 201-493-6752. A replay will be available at 877-660-6853 or 201-612-7415, passcode 13687894, until March 25, 2019.

About RealPage

RealPage is a leading global provider of software and data analytics to the real estate industry. Clients use our platform to improve operating performance and increase capital returns. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 12,200 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit https://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s strategy, goals, future focus areas, and expected, possible or assumed future results, including its financial outlook for the first quarter and calendar year ending December 31, 2019, continued execution and success of its strategy to emphasize suite sales over the sales of individual products, and the benefits of its Unity Platform, its areas of focus in 2019 related to embedding data driven science into its products and internal processes, growing capabilities in curating the innovation lifecycle, and simplifying internal processes to reduce the time from the sale of a suite to full deployment. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results contained herein upon finalizing its review of quarterly and full-year results and completion of the annual audit, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in client cancellations; (d) the inability to increase sales to existing clients and to attract new clients; (e) RealPage’s failure to integrate recent or future acquired businesses successfully or to achieve expected synergies, including the completed acquisitions of ClickPay, LeaseLabs and Rentlytics; (f) the timing and success of new product introductions by RealPage or its competitors; (g) changes in RealPage’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; (j) changes in RealPage’s estimates with respect to its long-term corporate tax rate or any other impact from the Tax Cuts and Jobs Act; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on March 1, 2018 and its Quarterly Report on Form 10-Q previously filed with the SEC on November 6, 2018. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Explanation of Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These non-cash or non-recurring items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of RealPage and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that RealPage believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Non-GAAP Total Revenue” as total revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of its business operations in the period of activity and associated expense. Further, the company believes this measure is useful to investors as a way to evaluate the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Adjusted Gross Profit” as gross profit, plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, (3) amortization of product technologies, and (4) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net income (loss), plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, asset impairment, and the loss on disposal of assets, (3) amortization of product technologies and intangible assets, (4) loss due to cyber incident, net of recoveries, (5) acquisition-related (income) expense, (6) costs related to the Hart-Scott-Rodino review process, (7) interest expense, net, (8) income tax expense (benefit), and (9) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Product Development Expense” as product development expense, excluding stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding (1) asset impairment, and (2) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding (1) loss on disposal of assets, (2) loss due to cyber incident, net of recoveries, (3) acquisition-related (income) expense, (4) costs related to the Hart-Scott-Rodino review process, and (5) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Operating Expense” as operating expense, excluding (1) asset impairment and loss on disposal of assets, (2) amortization of intangible assets, (3) loss due to cyber incident, net of recoveries, (4) acquisition-related (income) expense, (5) costs related to the Hart-Scott-Rodino review process, and (6) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support ongoing operations.

The company defines “Non-GAAP Operating Income” as operating income, plus (1) acquisition-related and other deferred revenue adjustments, (2) asset impairment and loss on disposal of assets, (3) amortization of product technologies and intangible assets, (4) loss due to cyber incident, net of recoveries, (5) acquisition-related (income) expense, (6) costs related to the Hart-Scott-Rodino review process, and (7) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Net Income” as net income (loss), plus (1) income tax (benefit) expense, (2) acquisition-related and other deferred revenue adjustments, (3) asset impairment and loss on disposal of assets, (4) amortization of product technologies and intangible assets, (5) loss due to cyber incident, net of recoveries, (6) acquisition-related (income) expense, (7) costs related to the Hart-Scott-Rodino review process, (8) amortization of convertible note discount, and (9) stock-based expense, less (10) provision for income tax expense based on an assumed rate in order to approximate the company’s long-term effective corporate tax rate. The company defines “Non-GAAP Net Income per Diluted Share” as Non-GAAP Net Income divided by Non-GAAP Weighted Average Diluted Shares Outstanding. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines "Non-GAAP Weighted Average Diluted Shares Outstanding" as weighted average diluted shares outstanding excluding the impact of shares that are issuable upon conversions of our convertible notes. It is the current intent of the company to settle conversions of the convertible notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude these shares that are issuable upon conversions of our convertible notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in May 2017 in connection with the issuance of the convertible notes.

The company defines “Non-GAAP On Demand Revenue” as total on demand revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense. Further, the company believes that investors and financial analysts find this measure to be useful in evaluating the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Ending On Demand Units” as the number of rental housing units managed by our clients with one or more of our on demand software solutions at the end of the period. We use ending on demand units to measure the success of our strategy of increasing the number of rental housing units managed with our on demand software solutions. Property unit counts are provided to us by our customers as new sales orders are processed. Property unit counts may be adjusted periodically as information related to our clients’ properties is updated or supplemented, which could result in adjustments to the number of units previously reported.

The company defines “Average On Demand Units” as the average of the beginning and ending on demand units for each quarter in the period presented. The company’s management monitors this metric to measure its success in increasing the number of on demand software solutions utilized by our clients to manage their rental housing units, our overall revenue, and profitability.

The company defines “ACV,” or Annual Client Value, as management’s estimate of the annual value of the company’s on demand revenue contracts at a point in time. The company’s management monitors this metric to measure its success in increasing the number of on demand units, and the amount of software solutions utilized by its clients to manage their rental housing units.

The company defines “RPU,” or Revenue Per Unit, as ACV divided by ending on demand units. The company monitors this metric to measure its success in increasing the penetration of on demand software solutions utilized by its clients to manage their rental housing units.

The company excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to each excluded item:

  Non-GAAP tax rate – In 2017, the company used a 40.0% tax rate in order to approximate the company’s long-term effective corporate tax rate. The GAAP tax rate includes certain tax items which may include, but are not limited to: income tax expenses or benefits that are not related to ongoing business operations in the current year; unusual or infrequently occurring items; benefits from stock compensation deductions for tax purposes that exceed the stock compensation expense recognized for GAAP; tax adjustments associated with fluctuations in foreign currency re-measurement; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and liabilities; and changes in tax law. In 2018 and for 2019 guidance purposes, the company uses a Non-GAAP tax rate of approximately 26%, as a result of the recently enacted Tax Cuts and Jobs Act legislation, to approximate the company’s long-term effective corporate tax rate. We believe excluding these items assists investors and analysts in understanding the tax provision and the effective tax rate related to ongoing operations.
  Acquisition-related and other deferred revenue – These items are included to reflect deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense.
  Asset impairment and loss on disposal of assets – These items comprise gains (losses) on the disposal and impairment of long-lived assets and impairment of indefinite-lived intangible assets, which are not reflective of the company’s ongoing operations. We believe exclusion of these items facilitates a more accurate comparison of the company’s results of operations between periods.
  Depreciation of long-lived assets - Long-lived assets are depreciated over their estimated useful lives in a manner reflecting the pattern in which the economic benefit is consumed. Management is limited in its ability to change or influence these charges after the asset has been acquired and placed in service. We do not believe that depreciation expense accurately reflects the performance of our ongoing operations for the period in which the charges are incurred, and are therefore not considered by management in making operating decisions.
  Amortization of product technologies and intangible assets – These items are amortized over their estimated useful lives and generally cannot be changed or influenced by the company after initial capitalization. Accordingly, these items are not considered by the company in making operating decisions. The company does not believe such charges accurately reflect the performance of its ongoing operations for the period in which such charges are incurred.
  Loss due to cyber incident, net of recoveries – This item relates to losses, net of recoveries, arising from the May 2018 incident in which the company was the subject of a targeted email phishing campaign. The company believes this loss is not reflective of its ongoing operations and that exclusion of this item facilitates a more accurate comparison of the company’s results of operations between periods.
  Acquisition-related (income) expense – These items consist of direct costs incurred in our business acquisition transactions and the impact of changes in the fair value of acquisition-related contingent consideration obligations. We believe exclusion of these items facilitates a more accurate comparison of the results of the company’s ongoing operations across periods and eliminates volatility related to changes in the fair value of acquisition-related contingent consideration obligations.
  Costs related to the Hart-Scott-Rodino review process – This item relates to the company's Hart-Scott-Rodino Antitrust Improvements Act review process regarding the completed acquisitions of On-Site and LRO in 2017 and LeaseLabs in 2018. The company believes that these significant legal costs are not reflective of its ongoing operations or its normal acquisition activity.
  Amortization of the convertible note discount – This items consists of non-cash interest expense related to the amortization of the discount recognized on the convertible notes issued in May 2017. Management excludes this item as it is not indicative of the company’s ongoing operating performance.
  Stock-based expense – This item is excluded because these are non-cash expenditures that the company does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of its control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the company’s performance during the period in which the expenses are incurred.

Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$228,159	$69,343
Restricted cash	154,599	96,002
Accounts receivable, less allowance for doubtful accounts of $8,850 and $3,951 at December 31, 2018 and 2017, respectively	123,596	124,505
Prepaid expenses	19,214	12,107
Other current assets	15,185	6,622
Total current assets	540,753	308,579
Property, equipment, and software, net	153,528	148,428
Goodwill	1,053,119	751,052
Intangible assets, net	287,378	252,337
Deferred tax assets, net	42,602	44,887
Other assets	20,393	11,010
Total assets	$2,097,773	$1,516,293

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$25,312	$26,733
Accrued expenses and other current liabilities	95,482	79,379
Current portion of deferred revenue	120,704	116,622
Current portion of term loans	16,133	14,116
Customer deposits held in restricted accounts	154,601	96,057
Total current liabilities	412,232	332,907
Deferred revenue	4,902	5,538
Revolving facility	-	50,000
Term loans, net	287,582	303,261
Convertible notes, net	292,843	281,199
Other long-term liabilities	37,190	41,513
Total liabilities	1,034,749	1,014,418
Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 and 125,000,000 shares authorized, 95,991,162 and 87,153,085 shares issued and 93,650,127 and 83,180,401 shares outstanding at December 31, 2018 and 2017, respectively	96	87
Additional paid-in capital	1,187,683	637,851
Treasury stock, at cost: 2,341,035 and 3,972,684 shares at December 31, 2018 and 2017, respectively	(65,470)	(61,260)
Accumulated deficit	(58,793)	(75,046)
Accumulated other comprehensive (loss) income	(492)	243
Total stockholders’ equity	1,063,024	501,875
Total liabilities and stockholders’ equity	$2,097,773	$1,516,293

Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue:
On demand	$218,051	$180,104	$833,709	$642,622
Professional and other	8,923	7,576	35,771	28,341
Total revenue	226,974	187,680	869,480	670,963
Cost of revenue(1)	88,063	69,135	328,382	258,135
Amortization of product technologies	9,429	7,413	35,797	22,163
Gross profit	129,482	111,132	505,301	390,665
Operating expenses:
Product development(1)	29,772	25,890	118,525	89,452
Sales and marketing(1)	45,084	37,925	166,607	140,473
General and administrative(1)	32,638	30,350	118,208	112,975
Amortization of intangible assets	9,588	7,154	35,911	17,755
Total operating expenses	117,082	101,319	439,251	360,655
Operating income	12,400	9,813	66,050	30,010
Interest expense and other, net	(6,746)	(6,220)	(31,750)	(14,769)
Income before income taxes	5,654	3,593	34,300	15,241
Income tax (benefit) expense	(618)	24,458	(425)	14,864
Net income (loss)	$6,272	$(20,865)	$34,725	$377

Net income (loss) per share attributable to common stockholders:
Basic	$0.07	$(0.26)	$0.40	$0.00
Diluted	$0.07	$(0.26)	$0.38	$0.00
Weighted average common shares outstanding:
Basic	91,492	80,583	87,290	79,433
Diluted	95,108	80,583	91,531	82,398

(1) Includes stock-based expense as follows:
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Cost of revenue	$1,254	$899	$4,403	$3,842
Product development	2,595	1,992	9,923	8,423
Sales and marketing	4,320	3,351	16,573	14,592
General and administrative	4,980	3,861	19,742	18,978
	$13,149	$10,103	$50,641	$45,835

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income (loss)	$6,272	$(20,865)	$34,725	$377
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	26,168	21,332	100,186	67,146
Amortization of debt discount and issuance costs	3,192	2,956	12,464	7,296
Deferred taxes	541	24,602	(2,179)	13,791
Stock-based expense	13,149	10,103	50,641	45,835
Asset impairment and loss on disposal of assets	3,294	52	6,733	524
Acquisition-related consideration	(522)	302	284	684
Customer deposits	63,591	3,765	57,230	3,055
Other changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations	(5,840)	(7,867)	(15,277)	1,555
Net cash provided by operating activities	109,845	34,380	244,807	140,263

Cash flows from investing activities:
Purchases of property, equipment, and software	(13,646)	(11,176)	(50,933)	(49,752)
Acquisition of businesses, net of cash and restricted cash acquired	(48,089)	(302,360)	(278,563)	(649,910)
Purchase of other investments	-	(200)	(1,800)	(200)
Net cash used in investing activities	(61,735)	(313,736)	(331,296)	(699,862)

Cash flows from financing activities:
Payments on and proceeds from debt, net	(4,042)	247,571	(65,479)	548,730
Payments of acquisition-related consideration	(278)	(418)	(28,388)	(8,491)
Proceeds from public offering, net of underwriters’ discount and offering costs	107	-	441,901	-
Proceeds from exercise of stock options	3,210	5,400	13,163	27,014
Purchase of treasury stock related to stock-based compensation	(6,908)	(9,715)	(29,030)	(30,904)
Purchase of treasury stock under share repurchase program	(28,082)	-	(28,082)	-
Net cash (used in) provided by financing activities	(35,993)	242,838	304,085	536,349
Net increase (decrease) in cash and cash equivalents	12,117	(36,518)	217,596	(23,250)
Effect of exchange rate on cash	(150)	(31)	(183)	55

Cash, cash equivalents and restricted cash:
Beginning of period	370,791	201,894	165,345	188,540
End of period	$382,758	$165,345	$382,758	$165,345

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO
COMPARABLE GAAP MEASURES
(unaudited, in thousands, except per share data)

The following is a reconciliation of the non-GAAP financial measures used by RealPage to describe its financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included under the heading “Explanation of Non-GAAP Financial Measures.”

While the company believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and the company may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Non-GAAP Total Revenue
Set forth below is a presentation of the company’s “Non-GAAP Total Revenue.” Please reference the “Explanation of Non-GAAP Financial Measures” section.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue (GAAP)	$226,974	$187,680	$869,480	$670,963
Acquisition-related and other deferred revenue	1,056	710	1,890	3,058
Non-GAAP Total Revenue	$228,030	$188,390	$871,370	$674,021

Adjusted Gross Profit
Set forth below is a presentation of the company’s "Adjusted Gross Profit." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Gross profit (GAAP)	$129,482	$111,132	$505,301	$390,665
Acquisition-related and other deferred revenue	1,056	710	1,890	3,058
Depreciation	3,048	2,935	12,072	11,790
Amortization of product technologies	9,429	7,413	35,797	22,163
Stock-based expense	1,254	899	4,403	3,842
Adjusted Gross Profit	$144,269	$123,089	$559,463	$431,518

Adjusted EBITDA
Set forth below is a presentation of the company’s "Adjusted EBITDA." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income (loss) (GAAP)	$6,272	$(20,865)	$34,725	$377
Acquisition-related and other deferred revenue	1,056	710	1,890	3,058
Depreciation, asset impairment, and loss on disposal of assets	10,445	6,817	35,211	27,752
Amortization of product technologies and intangible assets	19,017	14,567	71,708	39,918
Loss due to cyber incident, net of recoveries	4,952	-	4,952	-
Acquisition-related (income) expense	(257)	2,508	2,437	5,557
Costs related to the Hart-Scott-Rodino review process	-	2,310	78	11,012
Interest expense, net	6,780	6,335	29,959	15,072
Income tax (benefit) expense	(618)	24,458	(425)	14,864
Stock-based expense	13,149	10,103	50,641	45,835
Adjusted EBITDA	$60,796	$46,943	$231,176	$163,445

Non-GAAP Product Development Expense
Set forth below is a presentation of the company’s "Non-GAAP Product Development Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2018	2017	2018	2017
Product development expense (GAAP)		$29,772	$25,890	$118,525	$89,452
Less:	Stock-based expense	2,595	1,992	9,923	8,423
Non-GAAP Product Development Expense		$27,177	$23,898	$108,602	$81,029

Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s "Non-GAAP Sales and Marketing Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2018	2017	2018	2017
Sales and marketing expense (GAAP)		$45,084	$37,925	$166,607	$140,473
Less:	Asset impairment	2,720	-	2,720	-
	Stock-based expense	4,320	3,351	16,573	14,592
Non-GAAP Sales and Marketing Expense		$38,044	$34,574	$147,314	$125,881

Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s "Non-GAAP General and Administrative Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2018	2017	2018	2017
General and administrative expense (GAAP)		$32,638	$30,350	$118,208	$112,975
Less:	Loss on disposal of assets	574	52	2,013	524
	Loss due to cyber incident, net of recoveries	4,952	-	4,952	-
	Acquisition-related (income) expense	(257)	2,508	2,437	5,557
	Costs related to the Hart-Scott-Rodino review process	-	2,310	78	11,012
	Stock-based expense	4,980	3,861	19,742	18,978
Non-GAAP General and Administrative Expense		$22,389	$21,619	$88,986	$76,904

Non-GAAP Operating Expense
Set forth below is a presentation of the company’s "Non-GAAP Operating Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2018	2017	2018	2017
Operating expense (GAAP)		$117,082	$101,319	$439,251	$360,655
Less:	Asset impairment and loss on disposal of assets	3,294	52	4,733	524
	Amortization of intangible assets	9,588	7,154	35,911	17,755
	Loss due to cyber incident, net of recoveries	4,952	-	4,952	-
	Acquisition-related (income) expense	(257)	2,508	2,437	5,557
	Costs related to the Hart-Scott-Rodino review process	-	2,310	78	11,012
	Stock-based expense	11,895	9,204	46,238	41,993
Non-GAAP Operating Expense		$87,610	$80,091	$344,902	$283,814

Non-GAAP Operating Income
Set forth below is a presentation of the company’s "Non-GAAP Operating Income." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Operating income (GAAP)	$12,400	$9,813	$66,050	$30,010
Acquisition-related and other deferred revenue	1,056	710	1,890	3,058
Asset impairment and loss on disposal of assets	3,294	52	4,733	524
Amortization of product technologies and intangible assets	19,017	14,567	71,708	39,918
Loss due to cyber incident, net of recoveries	4,952	-	4,952	-
Acquisition-related (income) expense	(257)	2,508	2,437	5,557
Costs related to the Hart-Scott-Rodino review process	-	2,310	78	11,012
Stock-based expense	13,149	10,103	50,641	45,835
Non-GAAP Operating Income	$53,611	$40,063	$202,489	$135,914

Non-GAAP Net Income
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Non-GAAP Diluted Share." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income (loss) (GAAP)	$6,272	$(20,865)	$34,725	$377
Income tax (benefit) expense	(618)	24,458	(425)	14,864
Income before income taxes	5,654	3,593	34,300	15,241

Acquisition-related and other deferred revenue	1,056	710	1,890	3,058
Asset impairment and loss on disposal of assets	3,294	52	6,733	524
Amortization of product technologies and intangible assets	19,017	14,567	71,708	39,918
Loss due to cyber incident, net of recoveries	4,952	-	4,952	-
Acquisition-related (income) expense	(257)	2,508	2,437	5,557
Costs related to the Hart-Scott-Rodino review process	-	2,310	78	11,012
Amortization of convertible note discount	2,639	2,488	10,324	5,991
Stock-based expense	13,149	10,103	50,641	45,835
Non-GAAP income before income taxes	49,504	36,331	183,063	127,136
Assumed rate for income tax expense (1)	26.0%	40.0%	26.0%	40.0%
Assumed provision for non-GAAP income tax expense	12,871	14,532	47,596	50,854
Non-GAAP Net Income	$36,633	$21,799	$135,467	$76,282

Net income (loss) per diluted share	$0.07	$(0.26)	$0.38	$0.00
Non-GAAP Net Income per Non-GAAP Diluted Share	$0.39	$0.26	$1.51	$0.93

Weighted average outstanding shares - basic	91,492	80,583	87,290	79,433
Non-GAAP adjusted diluted weighted average shares outstanding:
Weighted average outstanding shares - diluted	95,108	83,464	91,531	82,398
Dilution offset from convertible note hedge transactions	(1,621)	(321)	(1,876)	(81)
Non-GAAP diluted weighted average shares outstanding (2)	93,487	83,143	89,655	82,317

Non-GAAP On Demand Revenue
Set forth below is a presentation of the company’s "Non-GAAP On Demand Revenue." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
On demand revenue (GAAP)	$218,051	$180,104	$833,709	$642,622
Acquisition-related and other deferred revenue	1,056	710	1,890	3,058
Non-GAAP On Demand Revenue	$219,107	$180,814	$835,599	$645,680

Ending On Demand Units, Average On Demand Units, ACV, and RPU
Set forth below is a presentation of the company’s "Ending On Demand Units," "Average On Demand Units," "ACV," and "RPU." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Ending on demand units	16,219	13,003	16,219	13,003
Average on demand units	16,146	12,628	14,847	11,711

ACV	$876,637	$751,183
RPU	$54.05	$57.77

Non-GAAP Total Revenue Guidance
Set forth below is a presentation of the company’s "Non-GAAP Total Revenue" guidance for the three months ending March 31, 2019, and the twelve months ending December 31, 2019. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	March 31, 2019		December 31, 2019
	Low (3)	High (3)	Low (3)	High (3)
Revenue (GAAP)	$232,790	$234,790	$979,600	$999,600
Acquisition-related and other deferred revenue	210	210	400	400
Non-GAAP Total Revenue	$233,000	$235,000	$980,000	$1,000,000

Non-GAAP Net Income Guidance
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share" guidance for the three months ending March 31, 2019, and the twelve months ending December 31, 2019. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	March 31, 2019		December 31, 2019
	Low (3)	High (3)	Low (3)	High (3)
Non-GAAP Net Income:
Net income (GAAP)	$8,520	$10,540	$43,550	$52,990
Income tax expense	3,320	4,100	17,360	21,120
Income before income taxes	11,840	14,640	60,910	74,110

Acquisition-related and other deferred revenue	210	210	400	400
Amortization of product technologies and intangible assets	19,800	19,600	79,200	78,400
Amortization of convertible note discount	2,680	2,680	10,960	10,960
Stock-based expense	15,200	15,000	65,400	64,600
Non-GAAP income before income taxes	49,730	52,130	216,870	228,470
Expected effective tax rate (1)	26.0%	26.0%	26.0%	26.0%
Assumed provision for income tax expense	12,930	13,554	56,386	59,402
Non-GAAP Net Income	$36,800	$38,576	$160,484	$169,068

Net income per diluted share	$0.09	$0.11	$0.45	$0.55
Non-GAAP net income per diluted share	$0.39	$0.41	$1.70	$1.79

Non-GAAP adjusted diluted weighted average shares outstanding:
Weighted average outstanding shares - diluted	96,375	96,375	97,026	97,026
Dilution offset from convertible note hedge transactions	(2,475)	(2,475)	(2,538)	(2,538)
Non-GAAP diluted weighted average shares outstanding (2)	93,900	93,900	94,488	94,488

Adjusted EBITDA Guidance
Set forth below is a presentation of the company’s "Adjusted EBITDA" guidance for the three months ending March 31, 2019, and the twelve months ending December 31, 2019. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	March 31, 2019		December 31, 2019
	Low (3)	High (3)	Low (3)	High (3)
Adjusted EBITDA:
Net income (GAAP)	$8,520	$10,540	$43,550	$52,990
Acquisition-related and other deferred revenue	210	210	400	400
Depreciation, asset impairment, and loss on disposal of assets	8,700	8,500	36,200	35,400
Amortization of product technologies and intangible assets	19,800	19,600	79,200	78,400
Interest expense, net	8,250	8,050	32,890	32,090
Income tax expense	3,320	4,100	17,360	21,120
Stock-based expense	15,200	15,000	65,400	64,600
Adjusted EBITDA	$64,000	$66,000	$275,000	$285,000

(1)	A 26.0% tax rate is assumed in order to approximate the company's long-term effective corporate tax rate. Please reference the “Explanation of Non-GAAP Financial Measures” section.

(2)

It is the current intent of the company to settle conversions of the Convertible Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude these shares that are issuable upon conversions of our convertible notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in May 2017 in connection with the issuance of the convertible notes.

(3)	Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law. See additional discussion under "Cautionary Statement Regarding Forward-Looking Statements" above.

CONTACT:
RealPage, Inc.
Investor Relations
Rhett Butler, 972-820-3773
rhett.butler@realpage.com